Exhibit 99.1

Femasys Names New Chief Commercial Officer to Drive Execution and Global Growth

--New CCO to Lead U.S. Commercialization of Fertility Products, Including FemaSeed®, and Expand Strategic Global Partnerships Across Full Portfolio--

ATLANTA – June 17, 2025 – Femasys, Inc., (Nasdaq: FEMY), a leading biomedical innovator addressing significant unmet needs in women’s health worldwide, with a broad portfolio of disruptive, accessible, in-office therapeutic and diagnostic products, today announced the appointment of Kelley Nicholas as Chief Commercial Officer (CCO). Ms. Nicholas will be responsible for leading the execution and optimization of Femasys’ commercial strategy to drive revenue growth across its entire portfolio, with a particular focus on expanding the U.S. infertility market and building key international partners.

“We are pleased to welcome Kelley Nicholas to Femasys during this important early phase of commercial growth,” said Kathy Lee-Sepsick, CEO and Founder of Femasys. “Kelley brings a proven track record of driving substantial revenue growth and creating shareholder value, aligning with our strategic priorities. Her results-driven leadership and executional focus will be key as we expand access to our fertility solutions in the U.S. and build impactful global partnerships across our broader product portfolio.”

“I am honored to join Femasys at such a pivotal time in its growth trajectory,” said Kelley Nicholas, CCO of Femasys. “With a background in driving commercial execution and scaling revenue across healthcare markets, I am confident I can meaningfully contribute to accelerating growth and strengthening Femasys’ position in women’s health.”

Ms. Nicholas has over 25 years of industry experience, including two decades leading high-performing commercial teams. She has a strong record of driving revenue growth, expanding markets, and leading transformative strategies in the medical device and biotechnology sectors. Prior to joining Femasys, Ms. Nicholas served as Head of Sales at NeuroPace, where she spearheaded a commercial overhaul that dramatically accelerated revenue, profitability, and stock performance. In her role as Global Vice President of Marketing at Hologic, she restructured the commercial organization and revamped product development, launch effectiveness, and global commercialization which led to top line revenue growth across all business units. Kelley’s leadership experience spans global healthcare companies like Medtronic, Baxter, Intuitive Surgical and Covidien where she led multiple go-to-market strategy transformations and organizational scale-ups which contributed to the successful commercialization of disruptive technologies. She is known for building energized, accountable teams, and aligning strategic vision with execution to deliver sustainable growth. Ms. Nicholas holds a BS in Health Science and Physical Therapy from the University of Missouri and a master’s in business administration from Washington University.

Grant of Inducement Option

In connection with the appointment of Ms. Nicholas, Femasys has granted to Ms. Nicholas, to be effective as of her first day of employment, an option to purchase 100,000 shares of Femasys common stock at an exercise price per share equal to the closing price of Femasys common stock on the grant date as reported by Nasdaq. This grant was approved by the Compensation Committee of Femasys’ Board of Directors and made as an inducement material to Ms. Nicholas entering into employment with Femasys as contemplated by Nasdaq Listing Rule 5635(c)(4).

The stock option will vest as to 25% of the shares underlying the stock option on the first anniversary of the commencement of employment, with the remaining shares vesting 25% each year over the following three years, subject to Ms. Nicholas’s continued employment with Femasys. Femasys provides this information in accordance with Nasdaq Listing Rule 5635(c)(4).

About Femasys

Femasys is a leading biomedical innovator focused on addressing critical unmet needs in women’s health with a broad, patent-protected portfolio of disruptive, accessible, in-office therapeutic and diagnostic products. As a U.S. manufacturer with global regulatory approvals, Femasys is actively commercializing its lead product innovations in the U.S. and key international markets. Femasys’ fertility portfolio includes FemaSeed® Intratubal Insemination, a groundbreaking first-line infertility treatment and FemVue®, a companion diagnostic for fallopian tube assessment. Published clinical trial data show FemaSeed is over twice as effective as traditional IUI, for low male sperm count, with a comparable safety profile, and high patient and practitioner satisfaction.1

FemBloc® permanent birth control, the first and only non-surgical, in-office alternative to centuries-old surgical sterilization, expects full regulatory approval in Europe mid-year 2025. Commercialization of this highly cost effective, convenient and significantly safer approach, will begin in Spain through engaged partnerships followed by select European countries. Alongside FemBloc, the FemChec®, diagnostic product provides an ultrasound-based test to confirm procedural success. Published data from initial clinical trials demonstrated compelling effectiveness, five-year safety, and high patient and practitioner satisfaction.2 For U.S. FDA approval, enrollment in the FINALE pivotal trial (NCT05977751) is ongoing. Learn more at www.femasys.com, or follow us on X, Facebook and LinkedIn.

References
1Liu, J. H., Glassner, M., Gracia, C. R., Johnstone, E. B., Schnell, V. L., Thomas, M. A., L. Morrison, Lee-Sepsick, K. (2024). FemaSeed Directional Intratubal Artificial Insemination for Couples with Male-Factor or Unexplained Infertility Associated with Low Male Sperm Count. J Gynecol Reprod Med, 8(2), 01-12. doi: 10.33140/JGRM.08.02.08.

2Liu, J. H., Blumenthal, P. D., Castaño, P. M., Chudnoff, S. C., Gawron, L. M., Johnstone, E. B., Lee-Sepsick, K. (2025). FemBloc Non-Surgical Permanent Contraception for Occlusion of the Fallopian Tubes. J Gynecol Reprod Med, 9(1), 01-12. doi: 10.33140/JGRM.09.01.05.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to substantial risks and uncertainties. Forward-looking statements can be identified by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “pending,” “intend,” “believe,” “suggests,” “potential,” “hope,” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on our current expectations and are subject to inherent uncertainties, risks and assumptions, many of which are beyond our control, difficult to predict and could cause actual results to differ materially from what we expect. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ include, among others: market and other conditions; our ability to obtain regulatory approvals for our FemBloc product candidate; develop and advance our current FemBloc product candidate and successfully enroll and complete the clinical trial; the ability of our clinical trial to demonstrate safety and effectiveness of our product candidate and other positive results; estimates regarding the total addressable market for our products and product candidate; our ability to commercialize our products and product candidate, our ability to establish, maintain, grow or increase sales and revenues, or the effect of delays in commercializing our products, including FemaSeed; our business model and strategic plans for our products, technologies and business, including our implementation thereof and ability to raise sufficient capital for such model and plans; and those other risks and uncertainties described in the section titled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, and other reports as filed with the SEC. Forward-looking statements contained in this press release are made as of this date, and Femasys undertakes no duty to update such information except as required under applicable law.

Contacts:

Investors:
IR@femasys.com

Media Contact:
Media@femasys.com